UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 14, 2005

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2005, Don Simpson assumed the position of Senior Vice President Manufacturing and Engineering of SMTC Corporation (the “Company”). Under the terms of his employment, Mr. Simpson’s compensation consists of an annual base salary of Cdn$210,000, an annual incentive award, a long term incentive award and other fringe benefits and perquisites. In the event of termination other than for cause, Mr. Simpson will be entitled to the higher of (i) salary continuance for twelve months or (ii) salary continuance of one month for every year of service to a maximum of eighteen months after ten or more years of service. Attached as Exhibit 10.1 hereto is a summary sheet describing the terms of Mr. Simpson’s employment.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	Employment Summary Sheet dated as of December 14, 2005 for Don Simpson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: April 13, 2006	By:	/s/ Jane Todd
Name: Jane Todd
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Summary Sheet dated as of December 14, 2005 for Don Simpson.